Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amedica Corporation

Salt Lake City, Utah

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2016 relating to the consolidated financial statements of Amedica Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC
Salt Lake City, Utah
February 14, 2018